UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2004

APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5980 Miami Lakes Drive, Miami Lakes, Florida	33014

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 362-2611

Item 5. Other Events and Required FD Disclosure.

     On April 8, 2004, Applica Incorporated issued a press release announcing that it and its U.S. operating subsidiary, Applica Consumer Products, Inc., have entered into a license and settlement agreement with Tilia, Inc. and Tilia International, Inc. to resolve patent infringement litigation pending in federal court in Miami and before the International Trade Commission in Washington, D.C. Applica also confirmed its earnings per share guidance of $0.80 to $1.00 per share for the year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this report.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 8, 2004	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and
Chief Financial Officer of Applica Incorporated

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Exhibit Index

Exhibit No.	Description
99.1	Applica Incorporated Press Release dated April 8, 2004

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